UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2012

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road, 8th Floor Rosemont, Illinois 60018		60,045
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
727 North Bank Lane, Lake Forest, Illinois 60045
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 26, 2012, Wintrust Financial Corporation (“Wintrust”) entered into a Fifth Amendment Agreement, (the “Amendment”) to the Amended and Restated Credit Agreement dated as of October 30, 2009 (as amended, the “Credit Agreement”) among Wintrust, the lenders named therein, and Bank of America, N.A., (“Bank of America”) as administrative agent.
Pursuant to the Amendment, the total Revolving Commitment of all lenders under the Credit Agreement was increased to $100.0 million, an increase of $25.0 million.  As a result, each of Bank of America, Wells Fargo Bank, N.A. and Royal Bank of Canada has a Revolving Commitment of approximately $33.3 million.   As of the date hereof, Wintrust has no outstanding balance under the Revolving Credit Facility and has $1.0 million outstanding under its Term Facility with Bank of America.
The Amendment decreases the interest rate to a minimum of 4.0% from a minimum of 4.5% and increases the aggregate amount of permitted other Liens securing Indebtedness and other Indebtedness to $40.0 million from $25.0 million.   In addition, the Amendment also revised certain terms of the financial covenants to: (i) increase the requirement to maintain a Return on Assets to 0.35% from 0.25%; (ii) increase the maintenance requirement for Tangible Equity Capital to $1.2 million from $670 million; (iii) decrease the permitted ratio of Nonperforming Assets to Primary Capital to 25% from 30%; (iv) decrease the ratio of Bank Investments to Net Worth to 1.15:1.00 from 1.25:1.00; and (v) increase the requirement for cash maintained at Wintrust to $15.0 million from $10.0 million.
The above summary of the Amendment does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1. Capitalized terms used herein but not defined have the meanings set forth in the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibits

10.1	Fifth Amendment Agreement dated as of October 26, 2012 by and among Wintrust Financial Corporation, the lenders named therein, and Bank of America, N.A., as administrative agent for the lenders.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel & Corporate Secretary
Date: October 31, 2012

INDEX TO EXHIBITS

Exhibit

10.1	Fifth Amendment Agreement dated as of October 26, 2012 by and among Wintrust Financial Corporation, the lenders named therein, and Bank of America, N.A., as administrative agent for the lenders.